                                                                   EXHIBIT 10.14
                            BanPonce Financial Corp.
                            (a Delaware Corporation)
        6.75% Medium-Term Fixed Rate Notes, Series C due August 9, 2001

        Unconditionally Guaranteed as to Payment of Principal, Premium, if any, and Interest by BanPonce Corporation

                                TERMS AGREEMENT

                                    August 6, 1996

BanPonce Financial Corp.,
521 Fellowship Road,
Mt. Laurel, New Jersey  08045

BanPonce Corporation,
209 Munoz Rivera Avenue,
Hato Rey, Puerto Rico  00918

Ladies and Gentlemen:

         We understand that BanPonce Financial Corp., a Delaware corporation (the "Company"), proposes to issue and sell $75,000,000 aggregate principal amount of its 6.75% Medium-Term Fixed Rate Notes, Series C due August 9, 2001 (the "Notes"), unconditionally guaranteed as to payment of principal, premium if any, and interest by BanPonce Corporation (the "Guarantees" and, together with the Notes, the "Underwritten Securities") which are part of a series of Medium-Term Notes of the Company. subject to the terms and conditions set forth herein or incorporated by reference herein, the underwriters named below (the "Underwriters") offer to purchase as principals pursuant to Section 3(b) of the Distribution Agreement, dated October 11, 1991, as amended on December 2, 1993 and on October 6, 1995 among the Company, BanPonce Corporation and the Agents listed therein (the "Distribution Agreement") severally and not jointly, the principal amount of Underwritten Securities set forth below opposite their respective names at 99.06% of the principal amount thereof, together with accured interest, if any, from August 9, 1996.


                                                                      Principal
Underwriter                                                              Amount
-----------                                                              ------
Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated . . . . . . . . . . . . . . . . . . $  52,500,000
CS First Boston Corporation . . . . . . . . . . . . . . . . . . .    22,500,000
                                                                  -------------
         Total . . . . . . . . . . . . . . . . . . . . . . . . .  $  75,000,000
                                                                  =============

The Underwritten Securities shall have the following terms:

         Title of Security:       6.75% Medium-Term Fixed Rate Notes,
                                  Series C due August 9, 2001.

         Principal Amount
         to be issued:            $75,000,000

         Interest rate:                    6.75%

         Current ratings:         Moody's Investors Service, Inc. A3;
                                  Standard & Poor's Ratings Services BBB+

         Interest payable:        June 15 and December 15 of each year and at maturity (each, an
                                  "Interest Payment Date"), commencing on December 15, 1996 to the holder of record on the fifteenth calendar day (whether or not a Business Day, as defined in the Prospectus Supplement, dated October
                                  6, 1995, relating to the Company's Medium-Term Notes,
                                  Series C Due Nine Months or More From Date of Issue) immediately preceding such Interest Payment Date.

         Started Maturity
         Date:                    August 9, 2001

         Purchase Price           99.06% ($74,295,000), plus accrued interest, if any, form August
                                  9, 1996.

         Settlement Date,
         Time and Place:          August 9, 1996, at 10:00 am New York City time at the offices of
                                  Brown & Wood, One World Trade Center, New York, NY  10048

         Redemption
         provisions:              None

         Repayment
         provisions:              None

         Specified
         Currency:                U.S. dollars

         Authorized
         Denominations:           $1,000 and integral multiples thereof

         Additional/Other
         Terms:           None


         Unless inconsistent with this Terms Agreement, all provisions contained in the Distribution Agreement, which is attached hereto as Annex A, are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Capitalized terms not defined herein shall have the meanings assigned to them in the Distribution Agreement.

         The following documents will be required on the Settlement Date:
Officer's Certificate pursuant to Section 7(b) of the Distribution Agreement; and Legal Opinion pursuant to Section 7(c) of the Distribution Agreement.

                                        Very truly yours,

                                        MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                       INCORPORATED

                                        By:
                                           ------------------------------------
                                        Name:
                                        Title:

                                        CS FIRST BOSTON CORPORATION

                                        By:
                                           ------------------------------------
                                        Name:
                                        Title:

Accepted:

BANPONCE FINANCIAL CORP.

By:
   ----------------------------------------
Name:
Title:

BANPONCE CORPORATION

By:
   ----------------------------------------
Name:
Title:

                                Cross-Receipt

         Merrill Lynch, Pierce, Fenner & Smith Incorporated and CS First Boston Corporation, as the underwriters (the "Underwriters") named in the Terms Agreement, dated August 6, 1996 (the "Underwriting Agreement"), between BanPonce Financial Corp. (the "Company"), a Delaware corporation, BanPonce Corporation, a Puerto Rico corporation (the "Guarantor"), and the Underwriters, hereby acknowledge receipt of $75,000,000 aggregate principal amount of the Company's 6.75% Medium-Term Fixed Rate Notes, Series C due August 9, 2001 (the "Notes"), unconditionally guaranteed as to payment of principal, premium if any, and interest by the Guarantor, in the denominations and registered in the names requested.

         The Company hereby acknowledges from the Underwriters of a wire transfer of immediately available funds in the aggregate amount of $74,295,000, representing payment for the above-mentioned Notes at 99.06% of their principal amount.

August 9, 1996
New York, New York

                                        MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                       INCORPORATED

                                        By:
                                            -----------------------------------
                                                Name:
                                                Title:

                                                CS FIRST BOSTON CORPORATION

                                        By:
                                            -----------------------------------
                                                Name:  Michael Martin
                                                Title: Managing Director

                                                BANPONCE FINANCIAL CORP.

                                        By:
                                           ------------------------------------
                                                Name:  Jose Luis Lopez-Calderon
                                                Title: Senior Vice President

                                                BANPONCE CORPORATION

                                        By:
                                           ------------------------------------
                                                Name:  Jose Luis Lopez-Calderon
                                                Title: Senior Vice President

                            BANPONCE CORPORATION
                       BANPONCE FINANCIAL CORPORATION

                            Officer's Certificate

         I, Jose Luis Lopez-Calderon, Senior Vice President of BanPonce Financial Corp., a Delaware corporation (the "Company"), and Senior Vice President of BanPonce Corporation, a Puerto Rico corporation (the
"Corporation"), pursuant to the Terms Agreement, dated August 6, 1996, among the Company, the Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated and CS First Boston Corporation, hereby certify that, to the best of my knowledge, after reasonable investigation:

                 1. The representations and warranties of the Company and the Corporation contained in Section 2 of the Distribution Agreement, dated October 11, 1991, as amended on December 2, 1993 and October 6, 1995 and as supplemented on June 16, 1993 and August 1, 1994 (as so amended and supplemented, the "Distribution Agreement"), among the Company, the Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated, CS First Boston Corporation and First Chicago Capital Markets, Inc. are true and correct as of the date hereof with the same force and effect as though made at and as of this date;

                 2. The Company and the Corporation have performed or complied with all agreements and satisfied all conditions on their respective parts to be performed or satisfied pursuant to the Distribution Agreement, as applicable, at or prior to the date hereof;

                 3. No stop order suspending the effectiveness of the Registration Statement on Form S-3 (No. 33-61601) of the Company, the Corporation and Popular International Bank, Inc. (the "Registration Statement") under the Securities Act of 1933 has been issued and no proceedings for that purpose have been initiated or threatened by the Securities and Exchange Commission; and

                 4. Since the respective dates as of which information is given in each part of such Registration Statement and the prospectus contained therein, as supplemented by the prospectus supplement dated October 6, 1995 and the pricing supplement dated August 6, 1996 (as so supplemented, the "Prospectus"), there has been no material adverse change in the condition, financial or otherwise, or in the earnings business affairs or business prospects of the Company or the Corporation and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, other than as may have already been disclosed in the Registration Statement and the Prospectus.

         IN WITNESS WHEREOF, I have hereunto signed my name.

Dated: August 9, 1996

                                                  -----------------------------
                                                  Jose Luis Lopez-Calderon
                                                  Senior Vice President
                                                  BanPonce Financial Corp.



                                                  -----------------------------
                                                  Jose Luis Lopez-Calderon
                                                  Senior Vice President
                                                  BanPonce Corporation

                    Pricing Supplement, dated August 6, 1996
                   to Prospectus dated September 27, 1995 and
                  Prospectus Supplement dated October 6, 1995


                         BANPONCE FINANCIAL CORPORATION
                          MEDIUM-TERM NOTES, SERIES C
              DUE FROM NINE MONTHS TO 30 YEARS FROM DATE OF ISSUE
 Unconditionally  Guaranteed as to Payment of Principal, Premium, if any, and
                                  Interest by
                              BANPONCE CORPORATION



PRINCIPAL AMOUNT  . . . . . . . . . . . . . . . . . . . .  U.S.  $75,000,000.00

ORIGINAL ISSUE DATE . . . . . . . . . . . . . . . . . . .  August 9, 1996

MATURITY DATE  . .  . . . . . . . . . . . . . . . . . . .  August 9, 2001

GLOBAL SECURITY . . . . . . . . . . . . . . . . . . . . .  Yes

INTEREST RATE PER ANNUM . . . . . . . . . . . . . . . . .  6.75%

INTEREST RATE BASIS . . . . . . . . . . . . . . . . . . .  Fixed

INTEREST PAYMENT DATES  . . . . . . . . . . . . . . . . .  June 15 and December 15 of each year and at Maturity, commencing on
                                                           December 15, 1996.

                                                    Price to    Underwriting   Proceeds
                                                    Public (1)  Discount (2)   to Company (1)(3)
                                                    ----------  ------------   -----------------
Per Note  . . . . . . . . . . . . . . . . . . . .       99.56%      0.50%            99.06%
Total     . . . . . . . . . . . . . . . . . . . . $74,670,000   $375,000       $74,295,000
---------

(1)  Plus accrued interest form August 9, 1996, if any.
(2)  The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.
(3)  Before deducting expenses payable by the Company.


                                -------------

         The Notes offered hereby are offered by the several Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that the Notes will be ready for delivery in New York, New York on or about August 9, 1996, against payment therefor in immediately available funds.

MERRILL LYNCH & CO.                                              CS FIRST BOSTON

                              RECENT DEVELOPMENTS

         The U.S. Congress has approved legislation (the "Legislation") that would, among other things, repeal Section 936 of the U.S. Internal Revenue Code ("Section 936"). The Legislation has not yet been signed into law by the President of the United States. In general terms, Section 936 provides U.S. corporations operating in Puerto Rico ("936 Corporations") with a tax credit against U. S. federal tax liability on income derived from business operations and certain investments in Puerto Rico. The Legislation phases out the Section 936 tax credit for income derived from Puerto Rican business operations of a 936 Corporation over a 10-year period. The Legislation would repeal, retroactively as of July 1, 1996, the credit against U.S. federal tax liability for investments made by 936 Corporations in Puerto Rico ("936 Funds"). This credit has created a local money market (the "936 funds market") whose cost is usually below that of the U.S. mainland or the Eurodollar market. The volume of the 936 funds market could be reduced substantially during BanPonce Corporation's (the "Corporation") current fiscal year, if the Legislation becomes law. As of June 30, 1996, the Corporation was a recipient of and had a balance of $2.9 billion in 936 Funds. representing 19.15% of the Corporation's total liabilities. Management believes that the main impact of the Legislation, if signed into law, would be a moderate net increase in the Corporation's cost of funds. The anticipated rise in the cost of funds is expected to be partially offset by a decrease in the cost of complying with various investment requirements mandated by local regulations that are applicable to all recipients of 936 Funds. The repeal of Section 936 could have an adverse effect on the general economic condition of Puerto Rico, the Corporation's predominant service area.

                                USE OF PROCEEDS

         The proceeds from the issuance of the Notes to which this Pricing Supplement relates will be used to finance the Corporation's subsidiaries.

                  CERTAIN ADDITIONAL FEDERAL TAX CONSEQUENCES

         Recently proposed U.S. Treasury regulations (the "Proposed Regulations") would establish alternative methods for providing the certification that is required, as described in the Prospectus Supplement under the caption "United States Taxation--United States Alien Holders", for payments on the Notes to be free from United States withholding tax, information reporting requirements and backup withholding tax. The Proposed Regulations also would require, in the case of Notes held by foreign partnerships, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of certain tiered partnerships. The Proposed Regulations are proposed to be effective for payments made after December 31, 1997. There can be no assurance that the Proposed Regulations will be adopted or as to the provisions that they will include if and when adopted in temporary or final form.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in a terms agreement (the "Terms Agreement") among BanPonce Financial Corporation (the "Company"), the Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated and CS First Boston Corporation (the "Underwriters"), the Company has agreed to sell to the Underwriters, and the Underwriters have severally agreed to purchase the respective principal amount of Notes set forth after their names below. The Terms Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters will be obligated to purchase all of the Notes if any are purchased.

                                                              Principal
                        Underwriter                              Amount
                        -----------                              ------
         Merrill Lynch, Pierce, Fenner & Smith
                        Incorporated . . . . . . . . . . .    $52,500,000

         CS First Boston Corporation . . . . . . . . . . .     22,500,000

                        Total  . . . . . . . . . . . . . .    $75,000,000

         The Underwriters have advised the Company that they propose initially to offer the Notes to the public at the public offering price set forth on the cover page of this Pricing Supplement, and to certain dealers at such price less a concession not in excess of .3% of the principal amount. The Underwriters may allow, and such dealers may reallow, a discount not in excess of .25% of the principal amount of the Notes to certain other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

         The Company has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

         The Underwriters and certain of their affiliates and associates are customers of, including borrowers from, engage in transactions with, and/or perform services for, the Corporation and its subsidiaries, in the ordinary course of business. Also, in the ordinary course of their respective businesses, affiliates of the Underwriters engage, and may in the future engage, in commercial banking and investment banking transactions with the Corporation and its subsidiaries. The Underwriters have performed investment banking services for the Corporation in the last two years and have received fees in connection therewith.

August 9, 1996



Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner
   & Smith Incorporated
World Financial Center
North Tower, 23rd Floor
New York, NY  10281

CS First Boston Corporation
55 East 52nd Street
New York, NY  10055

Dear Ladies and Gentlemen:

         In connection with the several purchases today by you pursuant to the Terms Agreement, dated August 6, 1996, among BanPonce Financial Corp., a Delaware corporation (the "Company"), BanPonce Corporation, a Puerto Rico corporation (the "Guarantor"), and you, of $75,000,000 principal amount of the Company's Medium-Term Notes, Series C, endorsed with the guarantees of the Guarantor, to be issued pursuant to the Indenture, dated as of October 1, 1991, as supplemented by the First Supplemental Indenture, dated as of February 28, 1995, among the Company, the Guarantor and The First National Bank of Chicago, as successor trustee to Citibank, N.A., I, as Counsel to the Company and the Guarantor, refer to my opinion of October 6, 1995, addressed to you and to First Chicago Capital Markets, Inc. (the "Opinion Letter"), relating to an offering, at an aggregate initial offering price not to exceed $1,000,000,000, of the Company's Medium-Term Notes, Series C, endorsed with the guarantees of the Guarantor. Capitalized terms not defined herein shall have the meanings assigned to them in the Opinion Letter.

         I reaffirm as of the date hereof (and as though made on the date hereof) all of the opinions made in the Opinion Letter except that, for purposes of this opinion letter, (i) all references to the Registration Statement shall be deemed to be a reference to each part of the Registration statement filed with the Commission through the date hereof, as of the date such part became effective, and (ii) all references to the Basic Prospectus shall be deemed to be a reference to the Basic Prospectus as the same has been amended and supplemented by the Prospectus Supplement and the pricing supplement, dated August 6, 1996 (the "Pricing Supplement"), as of the date of the Pricing Supplement.


Very truly yours,

Brunilda Santos de Alvarez
Legal Counsel